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                                                                   EXHIBIT 10.36

[LOGO]

1 June 1998

Mike Healy
Exodus Communications
2650 San Tomas Expressway
Santa Clara, CA 95051

Dear Mr. Healy

Cisco Systems Capital Corporation ("CSC"), a wholly owned subsidiary of Cisco Systems, Inc., specializes in providing innovative finance solutions for Cisco Systems products and services. We are pleased to present this proposal ("Proposal") for the transaction described below:

LESSOR:                       Cisco Systems Capital Corporation.

LESSEE:                       Exodus Communications

EQUIPMENT:                    Cisco Systems Products, presented in quotations
                              from Cisco Account Manager Tom Packo

EQUIPMENT COST:               $4,000,000 (This will be adjusted as necessary per
                              the needs of Exodus and the credit approval of
                              CSC)

EQUIPMENT SHIP TO LOCATION:   CA, USA.

INITIAL TERM:                 36 months.

36 MONTH RENTAL:              36 Month Fair Market Value Lease:  The rental
                                       -----------------------
                              amount, expressed as a percentage of Equipment
                              Costs, is 2.75% per month, payable on the 1st day
                              of each month.
                              Lease Rate Factor:  .0275

MONTHLY PAYMENT:              In accordance to the pricing and configuration
                              referenced above, the monthly payment will be the hardware cost multiplied by the lease rate factor.

ADVANCE PAYMENTS:             None, but deemed acceptance of the equipment will
                              take place 30 days after shipment of the final piece of equipment per schedule. There is no interim rent, and commencement will take place the 1st of the month after acceptance.

NET LEASE:                    This is a net lease transaction under which all
                              costs, including without limitation, insurance, maintenance and taxes, are paid by Lessee for the term of the lease. Manufacturer's guarantees or warranties will be passed on to Lessee.

ADJUSTMENT OF
RENTAL FACTORS:               The rental amount quoted in this proposal will be
                              adjusted prior to the commencement date of each
                              schedule in accordance with changes equal to or greater than one quarter of one percent (.25%) in the weekly average of the Three Year Treasury Note interest rate, as specified in Federal Reserve statistical release H.15 from the week preceding the date of this proposal to the week preceding the final shipment date for the Equipment Lease
                              Schedule(s) herein. Changes to the benchmark rate of less than one quarter of one percent (.25%) will not affect the lease rate factor quoted herein. The Three Year Treasury Note H.15 statistic is updated weekly by the U.S. Federal
                              Reserve for the preceding week's average yield.
                              The statistic is publicly available on the Internet at http://www.bog.frb.fed.us/releases/ h15/.

INVOICING:                    A single invoice will be furnished monthly,
                              detailing all Lease Schedules and rental payments due. Freight charges will added to CSC's invoice and billed to lessee with the first rental payment.

END OF LEASE OPTION:          Fair Market Value Purchase Option:  At the end of
                              ----------------------------------
                              the Initial Term of the Lease, Lessee may select one of the following options: (1) purchase the Equipment for the then Fair Market, or (2) renew the lease of the Equipment for the then Fair
                              Rental Value, or (3) return the Equipment to the Lessor. If both parties do not agree on the FMV, it will be determined by the average value provided by three mutually approved appraisers.

FAIR MARKET VALUE CAP:        The Fair Market Value Cap will be 22% of the
                              original invoice.

DOCUMENTATION FEE:            None.
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                                                                    June 4, 1998
                                                                          Page 2


COMMITMENT FEE:               None.

EXPIRATION DATE:              This Proposal shall terminate 30 days after the
                              date hereof.

CREDIT APPROVAL:              This Proposal, until credit approved, serves as a
                              quotation, not a commitment by CSC or Cisco
                              Systems, Inc. to provide credit. Final acceptance of this Proposal is subject to credit review and approval by CSC. You agree to provide two years audited financial statements, bank references, a completed credit application and any other required credit information along with the signed copy of this proposal. You hereby authorize CSC and/or its agents to make a complete credit investigation and to relate this information to others as necessary to secure credit approval.

The parties acknowledge that the financing contemplated by this Proposal is subject to the above-referenced conditions and the execution and delivery of all appropriate documents (in form and substance satisfactory to CSC), including without limitation, to the extent applicable, the Master Agreement to Lease Equipment, any Schedule, the Lease Assignment of Purchase Order, financing statements, legal opinion or other documents or agreements reasonably required by CSC.

By signing this document, you hereby authorize CSC to order, when appropriate, for manufacture and delivery, the equipment configuration described herein (or in the attached or future purchase orders) and to file a financing statement in accordance with the Uniform Commercial Code signed only by CSC or signed by CSC as Lessee's attorney in fact with respect to any of the Equipment.

If, for any reason, you and CSC shall fail to consummate the financing contemplated by this Proposal, you shall be solely responsible for the payment in full of the purchase price (and all related costs and expenses incurred by CSC or Cisco Systems, Inc.) associated with any such outstanding orders. All such orders shall be subject to the standard Terms & Conditions of Sale of Cisco Systems, Inc., including but not limited to the "net 30" payment terms commencing from date of shipment. Please indicate your acceptance of all of the terms and conditions set forth herein by signing and dating this Proposal in the space provided below by no later than the expiration date referenced above.

Thank you for the opportunity to present this Proposal. We look forward to doing business with you. If you have any questions, please do not hesitate to call me at (415) 439-2560.

Sincerely,

CISCO SYSTEMS CAPITAL CORPORATION              ACKNOWLEDGED AND AGREED (LESSEE):



Timothy A. Shockley
                                               By: /s/ Richard S. Stoltz
                                                   (Authorized Signature)

                                               Name: Richard S. Stoltz

                                               Dated: